UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 19, 2011

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600 Hoffman Estates, IL		60169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 19, 2011, Career Education Corporation (the “Company”) issued a press release announcing a reduction in its workforce by approximately 600 positions across its U.S. operations to be completed over the next several months. The Company expects to incur a charge of up to $8 million related to severance payments and other costs related to this action in its fourth quarter 2010.

The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated January 19, 2011, reporting the Company’s workforce reduction and related charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Michael J. Graham
Executive Vice President and Chief Financial Officer

Dated: January 19, 2011

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated January 19, 2011, reporting the Company’s workforce reduction and related charges.